Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM LARGE CAP GROWTH FUND

A Special Meeting ("Meeting") of Shareholders of AIM Large Cap Growth Fund, an investment portfolio of AIM Equity Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purpose:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:

                                                                        Votes      Withheld/      Broker
Matter                                                   Votes For     Against    Abstentions    Non-Votes
------                                                  ----------   ----------   -----------   ----------
(1)  Approve a new sub-advisory agreement between
     Invesco Aim Advisors, Inc. and each of AIM
     Funds Management, Inc.; Invesco Asset
     Management Deutschland, GmbH; Invesco Asset
     Management Limited; Invesco Asset Management
     (Japan) Limited; Invesco Australia Limited;
     Invesco Global Asset Management (N.A.), Inc.;
     Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco
     Senior Secured Management, Inc..................   66,685,101    3,997,848    3,040,523    21,749,577

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                Withheld/
Matter                           Votes For    Abstentions**
------                          -----------   -------------
(1)* Bob R. Baker............   558,147,935     21,377,719
     Frank S. Bayley.........   558,306,754     21,218,900
     James T. Bunch..........   557,895,467     21,630,187
     Bruce L. Crockett.......   557,847,679     21,677,975
     Albert R. Dowden........   558,399,665     21,125,989
     Jack M. Fields..........   558,517,529     21,008,125
     Martin L. Flanagan......   558,529,627     20,996,027
     Carl Frischling.........   558,100,775     21,424,879
     Prema Mathai-Davis......   558,128,462     21,397,192
     Lewis F. Pennock........   557,859,214     21,666,440
     Larry Soll, Ph.D........   557,756,013     21,769,641
     Raymond Stickel, Jr.....   558,506,215     21,019,439
     Philip A. Taylor........   558,406,281     21,119,373

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Equity Funds.

**   Includes Broker Non-Votes.

                                                                         Votes      Withheld/       Broker
Matter                                                   Votes For      Against    Abstentions    Non-Votes
------                                                  -----------   ----------   -----------   -----------
(2)* Approve an amendment to the Trust's Agreement
     and Declaration of Trust that would permit
     the Board of Trustees of the Trust to
     terminate the Trust, the Fund, and each other
     series portfolio of the Trust, or a share
     class without a shareholder vote................   371,639,551   52,917,484    17,715,590   137,253,029

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026297.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Equity Funds.